As filed with the Securities and Exchange Commission on September 11, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2/A
                                     No. 2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                     JEANNOT'S FURNISHINGS OF FLORIDA, INC.
                 (Name of Small Business Issuer in its Charter)



  Florida                            2511 and 2590                  16-1630359
 (State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number)Identification No.)

           (Address, including zip code, telephone number, including area code of registrant's principal executive offices)
                           400 S. Pointe Drive, #1704
                           Miami Beach, Florida 33139
                       (754) 234-9455, fax (954) 321-9118
                           Website: www.patiobahia.com


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               Agent for Service:
                         Ms. Jeannot McCarthy, President
                           400 S. Pointe Drive, #1704
                           Miami Beach, Florida 33139
                       (754) 234-9455, fax (954) 321-9118



Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


CALCULATION OF REGISTRATION FEE



================================================================================
Title of each
class of
Proposed                   Amount           Proposed             Proposed
Securities                 to be            Offering Price       Aggregate
to be Registered           Registered       Per Share            Offering Price

Common stock,              Maximum
par value $0.001           5,000,000          $0.20                $1,000,000
per share                  Minimum
                             250,000          $0.20                    50,000


Amount of
Registration
Fee

$107.00


================================================================================

*This registration fee is calculated at $.0000107 per 1,000,000 shares, i.e. 5,000,000 shares of common stock at the offering price of $.20 based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457(o) under the Securities Act of 1933.

Note: Specific details relation to the fee calculation shall be furnished in a note to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457 (o) under the Securities Act of 1933, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                               September 11, 2006

                     JEANNOT'S FURNISHINGS OF FLORIDA, INC.
                          "Jeannot's" or the "Company"

================================================================================
     Title of each                             Proposed           Proposed
     Class of Securities     Amount to         Offering Price     Aggregate
     to be Registered        be Registered     Per Share          Offering Price
     -----------------------------------------------------------------------
                                Maximum:
     Common Stock               5,000,000          $0.20            $1,000,000.
                                Minimum
                                 250,000           $0.20               $50,000

===============================================================================

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. o This is a self-underwritten "best efforts" minimum/maximum offering, which is not underwritten by a registered broker/dealer, of a minimum of 250,000 and a maximum of 5,000,000 shares of the Company's Common stock, at an offering price of $0.20 per share of common stock.
o The Company's President, Vice President and Secretary will be the officers and directors selling these shares of Common stock, pursuant to Rule 3(a) 4-1. The Company will receive all of the proceeds from the sale of up to 5,000,000 shares. There is no selling commission associated with the sale of these shares of common stock.. See "Plan of Distribution", page 23.
o All funds derived from this Offering will be held by the Company, in an account entitled "Jeannot's Furnishings of Florida, Inc., Special Account", and under control of the Company's President, Ms. Jeannot McCarthy, until the minimum proceeds are received and accepted by the Company This account is a non-interest bearing account and has no escrow or trust provisions. In the event that the minimum amount of shares of common stock has not been sold by the Termination Date of December 31, 2006, then all funds will be promptly returned to the investor(s) without interest or deduction on or before ten days following the Termination Date. In the event that the minimum amount of shares of common stock is sold, then all subsequent sales of common stock will be deposited to the "Jeannot's Furnishings of Florida, Inc. Special account" and transferred to the general account once the share certificates are issued to the investor. The termination date may be extended an additional 180 days at the sole discretion of the Company.
o An investor is not limited to a minimum or maximum amount of shares of common stock to be purchased, pending availability. o No officer, director, affiliates or any related party of the Company may purchase these securities offered to meet the minimum of shares offered.
o        There is currently no market for the Company's shares of common stock.
         The Company intends to apply through a registered broker/dealer to list its shares on the OTC Bulletin Board or a regional stock exchange under the symbol assigned by the NASD.
o Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense. An investor should only rely on the information contained in this document. The Company has not authorized anyone to provide any investor that is different. This document may only be used where it is legal to sell these securities. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                                TABLE OF CONTENTS

Part I - Prospectus

Prospectus Summary ........................................................5
The Offering...............................................................8
Risk Factors...............................................................9
Use of Proceeds............................................................20
Dilution...................................................................22
Determination of Offering Price............................................23
Plan of Distribution.......................................................23
Dividends..................................................................25
Legal Proceedings..........................................................25
Directors, Executive Officers, Promoters and Control Persons...............25
Executive Compensation.....................................................27
Security Ownership of Officers, Directors and Certain Beneficial Owners....29
Description of Securities .................................................29
Description of Business....................................................31
Management's Discussion and Analysis or Plan of Operation..................35
Description of Property....................................................40
Certain Relationships and Related Transactions.............................40
Market for Common Equity and Related Stockholder Matters...................40
Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities.......................................................41
Available Information and Reports to Securities Holders....................41
Transfer Agent.............................................................42
Interest of Named Experts and Counsel......................................42
Investors May Only Rely Upon the Information in This Prospectus............42
Financial Statements ......................................................43


Part II - Information Not Required in Prospectus

Indemnification of Directors and Officers..................................58
Other Expenses of Issuance and Distribution................................58
Recent Sales of Unregistered Securities....................................59
Exhibits...................................................................60
Undertakings...............................................................60
Signatures.................................................................S-1

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. An investor should read the following summary in conjunction with the more detailed financial information together with the more detailed information regarding Jeannot's Furnishings of Florida, Inc. and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.


                     Jeannot's Furnishings of Florida, Inc.

Jeannot's Furnishings of Florida, Inc., ("Jeannot's" or the "Company") is a corporation formed under the laws of the State of Florida, whose principal executive offices are located in Miami Beach, Florida. The Company was incorporated on November 25, 2002 as Patio-Bahia, Inc. The Company filed an Amendment to the Articles of Incorporation on December 29, 2004 to change the Company's name to Jeannot's Furnishings of Florida, Inc. and to change the authorized share capital to 100,000,000 shares of common stock authorized at a par value of $0.001 and 10,000,000 preferred shares at a par value of $0.001 and to cease as a Sub-Chapter S corporation. The Company has been in the outdoor furniture design and outdoor furniture import business since inception.

Jeannot's Furnishings of Florida, Inc. is a company specializing in outdoor and casual furniture destined for a high-end and sophisticated sector of the market. The Company uses only top quality tropical hardwoods from Brazil. Because the Company is concerned about ecological impact on the rain forest, the Company contracts with only wood suppliers who are supervised by IBAMA, the regulatory agency responsible for management of Brazil's natural resources. The Company's customers and potential customers can be assured that the Company's products are made with ecologically sound and far superior to woods such as teak. The Company's products will keep their deep, rich and vibrant colors. Brazilian tropical hardwoods are the most impervious to the ravages of time and weathering and require minimal maintenance while avoiding the "graying" associated with teak.

The Company uses only 100% handmade furniture. The Company's contracted skilled and dedicated artisans are from the region of Bahia, Brazil. This area is known for its quality and craftsmanship.

The Company has targeted a small segment of the multi-billion casual market in the U.S. and elsewhere. The Company is seeking that part of the market that is tasteful and discrimination. Since the late 90's, there has been a trend called "cocooning". A huge segment of the U.S. population and elsewhere is spending more time on living well at home. There are more and more dollars spent on quality of life. Management of the Company believes that the quality products will create satisfied customers. The Company's products occupy a unique niche for customers who are willing to spend for top quality in order to partake in a certain lifestyle.

The primary objective of the business is to import exclusive custom designed, high quality patio and yacht outdoor furniture, exclusively manufactured with the hardwoods of Brazil. The Company's handcrafted outdoor furniture pieces are manufactured in Bahia, Brazil, the center of the hardwood manufacturing in Brazil. Furniture artisans craft each furniture piece with intent on comfort and unique design. The choices of hardwoods are determined by esthetic, ecological and durability considerations. The Company is committed to protect the environment and the need to sustain a long-term supply of forests and only represents manufacturers who are supervised by Instituto Brasileiro do Meio Ambiente e dos Recursos Naturais "IBAMA". The IBAMA regulations and policies may be found at www.IBAMA.gov.br. IBAMA insures that the forest resource is manages in a sustainable manner and the rainforest is preserved.

Since the Company's inception in November 2002, the Company has been working with the outdoor furniture designers, attaining minimal sales of product and purchasing various outdoor furniture samples for consumers in Florida and elsewhere. The Company has developed the website, www.patiobahia.com with over 20 designs made from three types of Brazilian woods. These three types are: (1) TATAJUBA - A beautiful wood that is golden brown and turns a lovely maroon with exposure to the sun. This is a high-density wood that can be easily worked with manual and mechanical tools. Tatajuba is a premier wood used for naval construction and withstands outdoor conditions beautifully. The grain is frequently but slightly interlocked. Technological characteristics: Specific gravity at 12% MC: 795 kg/m3 (medium to heavy density). Tangential shrinkage (T%): 5.2 Radial shrinkage (R%): 3.7 Tatajuba is one of the most resistant woods against insects and fungus; JATOBA - Also known as Brazilian Cherry is a plentiful hardwood found in various regions throughout South America. It is one of the most high-density woods available on the market today. The heartwood of Jatoba is salmon red to orange brown becoming russet to reddish brown when seasoned. Texture is medium to rather coarse; grain mostly interlocked. Jatoba is used for fine furniture making and used extensively for outdoor construction, naval construction and casual outdoor furniture. Technological characteristics:
Specific gravity at 12% MC: 955 kg/m3 (high density) Tangential shrinkage (T%):
7.2 Radial shrinkage (T%) 3.1 Jatoba is also very resistant to all insects and fungus; and ANGELIM PEDRA - This wood is a wonderful highly resistant wood found abundantly in the northeast of Brazil. The heartwood is a light orange tan turning pale brown on exposure. The texture is rather coarse and the grain straight to interlocked. In laboratory tests the heartwood was rated very durable upon exposure. Technological characteristics: Specific gravity at 12%
MC: 770 kg/m3 (medium to heavy density) Tangential shrinkage (T%): 5.1 Radial shrinkage (R%): 3.6. All of the Company's hardwoods used are high density and far superior to teak and can handle any outdoor exposure with minimum wear. The Company offers a three year guarantee on the wood used by the Company's manufacturers of outdoor furniture. During this period of guarantee, the Company offers to replace all wood pieces that can no longer be used due to the rotting of the wood or to wood bores. Replacement will be made with the exact same piece of furniture. The Company's guarantee covers the wood and not the fixtures and fitting or the workmanship. The item damages will be replaced free of charge. Also, pursuant to the Company's guarantee, the wood must have been maintained and treated on a regular basis. The proof of purchase of maintenance products is required. The discoloration of the wood is a natural process and is not subject to the guarantee as well as the "natural wear and tear". The Company's guarantee does not apply to damage from misuse, neglect, alteration, loss or damage due to transportation of the goods.

The Company intends to market its fine outdoor furniture for patios and yachts initially in the State of Florida and then elsewhere. The demographics of the Florida marketplace is conducive to the Company's further implementation of its business plan. The Company's ordering and pricing policies are as follows: (1) The outdoor furniture prices are FOB, Miami; (2) the prices are listed in US Dollars and are subject to change without notice; (3) the stock availability and/or lead times can change depending on the amount of the order; (4) verbal or written stock checks and price quotes do not constitute a "hold" on in-stock items; (5) the outdoor furniture may be held with a 50% deposit on the order;
(6) a 50% deposit is required of the total balance due to initiate any order;
(7) the full balance is due prior to items being shipped from the Company's warehouse; and (8) the outdoor furniture remains the property of the Company until the order is paid in full. The Company intends to keep the more popular items in stock, as much as possible, in order to satisfy the customer's demand. The existing outdoor furniture designs are ready to be ordered from samples and the Company can also manufacture outdoor furniture from custom designs from interior and furniture designers and manufacture the furniture as per the customer's design. The Company's outdoor furniture is shipped fully assembled from Brazil. Each handcrafted piece is inspected independently, by the Brazilian government for export.


                               Business Background

The Company was founded in November 2002 and is in its development stage with a "going concern" qualification from the Company's auditor. The Company has minimal operating revenues to date. The Company incurred operating losses of $35,721 from Inception to December 31, 2005, the end of its latest fiscal year and an additional $3,536 for the six-month period ending June 30, 2006. Since inception, the Company has incurred a deficit of $39,256 to June 30, 2006. The Company expects its accumulated deficit to increase in the near future until the Company can realize significant sales from its outdoor furniture. The Company is in the outdoor furniture import business, specifically in the importing of handcrafted Brazilian hardwood outdoor furniture, suitable for patios and yachts. See "DESCRIPTION OF BUSINESS", page 31.

                               Market Opportunity

The general custom-made, specialty furniture industry and specialty outdoor furniture business is projected to increase due to the general population increasing and becoming more aware of quality hardwood outdoor furniture. The State of Florida has one of the largest incomes per capita in the world and the largest yacht dockage in the world. Florida has over 3,000 luxury yachts that are either moored or travel to the Florida waterways. Between Miami and Palm Beach, there are 3,000 luxury yachts per year traveling on the Florida waterways. Additionally, Florida provides a significant amount of mega-yacht refurbishing and has over 11,000 miles of waterway, river and stream yacht moorage. Florida also has one of the largest luxury residence markets in the world. According to the PR Newswire in 2005, the Florida Association of Realtors said there is an 11% increase in sales from the year before. Between 1999 and 2003 there was a 70.6% increase in prices. Buyers are coming from the United States, Canada, Europe and Latin America. The number of people moving to Florida is more than a 1000 per day. The Florida population growth rate from 1990 to 2000 is 23.5%. Florida is the 4th largest populated state in the United States, behind California, Texas and New York. The Company's management relies upon these demographics for the implementation of its business plan. The sources for the statistics above are as follows:

Florida Department of State
Visit Florida
US Bureau of Economic and Business Research
State of Florida.com research


              Name, Address and Telephone Number of the Registrant

                     Jeannot's Furnishings of Florida, Inc.
                           400 S. Pointe Drive, #1704
                           Miami Beach, Florida 33139
                       (754) 234-9455, fax (954) 321-9118


                                  The Offering
Shares offered by the Company: a minimum of 250,000 shares of common stock and a maximum of 5,000,000 shares of common stock @$0.20 per share. This offering is self-underwritten and not underwritten by a registered broker/dealer and is on a "best efforts" basis. However, if a licensed broker/dealer is interested in selling the shares of common stock to an investor, an amendment will be filed with this SB-2 registration statement. The Company would pay a ten percent (10%) commission of the amount sold through a broker/dealer, when as and if a broker/dealer became involved with this offering. At this time, the Company has no agreement with any broker/dealer to sell the shares of common stock offered. An investor is not limited to a minimum or maximum amount of shares to be purchased, pending availability. All funds will be deposited into a non-interest bearing, segregated account entitled "Jeannot's Furnishings of Florida, Inc. Special Account", under control of the Company's President, Ms. Jeannot McCarthy, until the minimum amount of the offering has been received and accepted by the Company. In the event that the minimum amount of 250,000 shares of common stock is not sold by the termination date of December 31, 2006 or extended 180 days from December 31, 2006, if extended by the Company, all funds will be returned to the investor(s), without interest or deduction, promptly within ten days following the termination date. The termination date will not be extended. The only persons allowed to sell this offering are Ms. Jeannot McCarthy, the Company's President and Board Chairman and Zlatuse Jerabkova, the Company's Secretary and Director. See "PLAN OF DISTRIBUTION", page 23. There are no commissions being charged to the Company in connection with this offering.

Shares issued and outstanding as of June 30, 2006 and September 8, 2006:
7,650,000 shares of common stock; no shares of preferred stock issued and outstanding.

There will be no affiliates of the Company allowed to purchase shares of common stock to achieve the minimum amount of the offering.

Use of Proceeds - The Company will utilize the proceeds from the sale of the shares of common stock for business development. See "Use of Proceeds", page 20.

Trading Symbol - There is currently no market for the Company's shares of common stock, however the Company's intends to apply through a registered broker/dealer to trade its shares on the OTC Bulletin Board or a regional stock exchange under the symbol to be determined by NASD.


RISK FACTORS

An investment in the shares of the Company's common stock is highly speculative and involves a high degree of risk. Therefore, an investor should consider all of the risk factors discussed below, as well as the other information contained in this document. An investor should not invest in the Company's shares of common stock unless he or she can afford to lose all or part of the entire investment.

Risk Factors Related to the Company's Operations:

The Company is a "development stage" company, has minimal revenues, an accumulated deficit and may have continued losses for the near future. The Company is in the development stage and, to date, has only earned minimal revenues from operations since its inception on November 2002. The Company has continued to incur losses of $39,256 since November 2002. The Company's principal activities have been organizational and developmental in nature. As of June 30, 2006, the Company had an accumulated deficit of $39,256 as a result of an accumulated deficit of $35,721 from inception to December 31, 2005 and an additional $3,536 for the six month period from January 1, 2006 to June 30, 2006, resulting in a total of $39,256. The Company has generated $32,393 from operations since inception and has incurred expenses and has sustained losses. In addition, the Company expects to continue to incur operating expenses in the near future until the Company can obtain significant sales from its outdoor furniture. As a result, the Company will need to generate significant revenues to achieve profitability, which may not occur. The Company expects its operating expenses to increase significantly as a result of the further implementation of the Company's business plan. The Company's website, www.patiobahia.com, has been in operation since 2003. As the Company has no significant operating history of marketing and distribution of hardwood outdoor furniture to the specialty outdoor furniture market, the Company's business may never generate sufficient revenues to meet its expenses or achieve profitability. Even if the Company does achieve profitability, the Company may be unable to sustain or increase profitability on a quarterly or annual basis in the future. It is possible that the Company will never achieve profitability or continue as an operating business.

The Company's auditor's report has a "going concern" qualification.
The Company's independent auditor's report on the Company's financial statements includes an explanatory paragraph in that states: "5. GOING CONCERN. The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from an officer and others, and equity funding, which will enable the Company to conduct operations for the coming year. "

The Company is solely dependent upon this offering to commence meaningful business operations. The Company is solely dependent upon obtaining a minimum of 25% of the proceeds ($250,000.) from this offering to commence any meaningful business operations. The Company must have sufficient working capital to be able to commence and sustain its business operations for the first 24 months. It is highly unlikely that the Company will be able to continue any meaningful business operations unless the Company is successful in financing of operations by way of the minimum sale of 25% of the shares of common stock in this offering.

The Company may incur problems in the Brazilian manufacturing sector which could result in lack of product sales, business delays and the future economic viability of the Company. Potential investors should be aware of the problems, delays, expenses, difficulties, and risks encountered by an off-shore manufacturing company, particularly in a rapidly growing sector of the manufacturing industry, dependent on weather, other forces of nature and the environment, all of which are beyond the control of the Company. These risks are the anticipated and unanticipated problems relating to the harvesting of the hardwoods and the handcrafted manufacturing of the outdoor furniture. The risks are as follows:
(1) availability of selected hardwoods in a seasonal market. (2) quality and availability of product due to adverse weather conditions.
(3) pricing of raw materials (primarily the hardwoods) in a competitive market resulting in poor or lower than
                 anticipated                  profit margins.
(4) outdoor furniture is not manufactured properly whereby the end product is now known to have incurred defects until delivery several weeks following manufacturing.
(5) outdoor furniture is not manufactured to design and market specifications.
(6) the hardwoods are not graded properly and the finished product is not to customer's specifications.
(7) less than premier qualities of hardwoods being used that would make end product not to the perceived quality of finished product.
(8) difficulty in the communication with a foreign manufacturer who is thousand of miles from the Company's operations office and point of entry for the outdoor furniture.
(9) the expensive shipping cost of returning outdoor furniture if the end product is not to the customer specifications or acceptance could be prohibitive to the overall profitability of the Company.
(10) Potential hardwood price increases that could be spontaneous and without proper notice for the Company to adjust it's wholesale and retail prices.
(11) difficulty in sourcing competent artisans who can handcraft the outdoor furniture.
(12) the Brazilian government and/or IBAMA could change governmental policy without sufficient notice to the Company which would cause the hardwoods and/or the manufacturers to cease operations and/or expensive export tariffs to the detriment of the Company.

All or some of these risks are inherent in the natural hardwood, handcrafted furniture manufacturing that could result in the lack of sales and the overall potential success of the Company's business plan and business operations.

The Company may encounter marketing resistance for its product or product components in the up-scale outdoor furniture market which could result in lack of product sales and business losses for the Company. The Company's outdoor furniture is suitable for sales to end-users, interior designers, and other furnishing wholesalers. The Company may encounter resistance in the developing and marketing of the Company's outdoor furniture to the patio and yacht outdoor furniture purchaser. The custom hardwood outdoor furniture market is relatively new and is presently confined mainly to a few interior and furniture designers and specialty retail outlets. The Company could experience a lack of product sales to retail customers, and/or interior designers for retail customers, if the price is prohibitive and not competitive with other outdoor furniture. The company may sell their products through distributors that encounter market resistance and would be unable to successfully sell the outdoor furniture in the marketplace. The Company may also fail to develop an acceptable level of furniture sales to individual via the Internet.

The Company is in the early stages of market development which could result in a lack of product sales and have a material adverse affect on the overall business operations. The general outdoor furniture industry is well established with several dominant leaders, however the specialty, upscale outdoor furniture market for patios and yachts, suitable for sales of the Company's products, is at an early stage of development, is evolving rapidly, and is characterized by an increasing number of market entrants who have introduced, or are developing similar or competing products. As is typical of a new and rapidly evolving industry, the demand and market acceptance for recently introduced outdoor furniture products is subject to a certain level of consumer trends which are reflected in the market acceptance of the finished product. In the initial phases of the Company's business plan, the Company intends to have approximately 40% of its total sales to interior designers and increasing to over 60% of its total sales in the course of five years. The balance of sales is projected to be sold directly to the end user, by way of magazine ads, Internet site and other means of exposure, such as home shows, boat shows, etc. If the Company's retail (direct to consumer) market fails to develop or develops more slowly than expected, or if the Company's products do not achieve market acceptance by a significant number of end-user purchasers, the Company's projected sales will not be realized which will materially adversely affect the overall Company's business plan and project profitability.

The Company is subject to rapid and significant design changes in the outdoor furniture industry, the market acceptance of certain products and the continuation of certain existing products which could result in lack of sales which would materially adversely affect the Company's business.
The general outdoor furniture industry is subject to change in consumer tastes, design trends, improved manufacturing techniques, which may render the Company's products not competitive. Further, up-scale consumer acceptance and up-scale consumer trends of outdoor furniture and outdoor furniture design is changing continually. Such rapid change in design may, in a very short period of time, impose additional, unforeseen costs to the Company in that the Company may be required to modify its outdoor furniture designs to adapt to such changes. The Company may not be able to successfully modify its designs of outdoor furniture in a timely manner, or at all.

The Company's compliance with industry standards may not be sufficient to achieve market acceptance which could result in lack of product sales which would result in the overall viability of the business. Even if the Company's products are compatible with industry standards, it is possible that the Company's products will not achieve market acceptance to the up-scale consumer or the interior designers. The potential inability of the Company to respond to changing market conditions, new design developments and trends, evolving industry standards or changing customer requirements, would have a material adverse effect on the Company's overall viability of the business, its financial condition, and operating results.

The Company expects to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant and could adversely materially affect the business and future operations. Results of operations will depend upon certain hardwood harvest and manufacturing factors, some of which are beyond the Company's control, including market acceptance of the Company's up-scale outdoor furniture, new outdoor furniture designs and competition. Therefore, the Company may have significant fluctuations in revenue from quarter to quarter based on several issues, which are: (1) contract basis of obtaining orders as there are two methods for obtaining sales contracts. The first and most common is the direct sale to the consumer from advertisements and/or the Internet; the second is through interior designers and/or other distributors. While the Company will pay not realize the full potential profit from working with distributors, the advantage is that the amount of sales should be significantly higher. This will have a great effect on which quarters will reflect sales and which quarters will not reflect sales, particularly in a warm weather seasonal market.
(2) the seasonal nature of availability of hardwood products for the manufacturing and delivery of the outdoor furniture finished product. This will have a great effect on which quarters will have more profitable sales and which quarters will have less profitable sales, if at all.
(3) the possibility of inadequate quality of products to meet order specifications and the inadequate quantity of products to meet order specifications. The weather and other conditions of nature will contribute to the quality and quantity of the product that the Company intends to sell and in which quarter of the Company's business year that the sale is consummated.
(4) the sourcing of sales opportunities (the identification and finding of suitable customers). In the event that the Company is not able to find suitable customers for the up-scale outdoor furniture, and at certain times of the year, the Company will not be able to obtain sales contracts or to sell its outdoor furniture in a particular quarter or quarters of the Company's business year.

The Company is materially dependent upon its key personnel and the loss of such key personnel could result in business delays in the further implementation of its business plan or business failure. The Company depends upon the continued involvement of Ms. Jeannot McCarthy, the Company's President, Chief Executive Officer and Board Chairman, and Zlatuse Jerabkova, the Company's Secretary and Director. As the Company is a "start-up" or development stage company, the further implementation of the Company's business plan is dependent on the entrepreneurial skills and direction of management. The position of the president and secretary of the Company is to guide and direct the activity and vision of the Company. This direction requires an awareness of the market, the competition, current and future markets and design trends that would allow the Company to continue its operations. The loss or lack of availability of these individuals would significantly and materially adversely affect the Company's business and operations. The Company does not carry "key person" life insurance for either of these officers and directors and the Company would be adversely affected by the loss of either of these two key employees. Presently there are no employment agreements with either Ms. Jeannot McCarthy or Zlatuse Jerabkova.

The Company must achieve a minimum of 25% of the proceeds from this offering for key personnel to be able to devote full time and attention to the further implementation of the Company's business plan. In the event that the Company does not achieve a minimum of 25% of the proceeds of this offering, the president and secretary will not be able to devote full time to the Company's business and operations. If the minimum amount of proceeds is achieved, i.e. the sale of 250,000 shares of common stock at $0.20 per share, then the president will be able to devote approximately 10 hours per week on the Company's business and operations and the secretary will be able to devote approximately 8 hours per week on the Company's business and operations.

The Company's competition are medium to large sized companies which may be able to use their financial strength to dominate the market which would materially adversely affect the Company's ability to compete effectively . The outdoor furniture market highly competitive and rapidly evolving, resulting in a dynamic competitive environment with several dominant national and multi-national leaders, both in up-scale and mass market outdoor furniture suppliers that have a limited up-scale outdoor furniture product line. The Company will have to compete with companies that have substantially greater financial, marketing and human resources capabilities. In addition, new companies may enter the market with new designer products that may be competitive with the handcrafted outdoor furniture products to be marketed by the Company. Because there are potential entrants to the outdoor furniture manufacturing and distribution, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product is competitive with the Company's outdoor furniture products. Competitive factors in the outdoor furniture manufacturing and distributing segments, include product quality, marketing and distribution resources, customer service and support and price of product. The Company expects competition to persist and intensify in the future.

Most of the Company's competitors are much larger corporations than the Company, which are very well capitalized and can utilize their strong market share for further growth that may impede the Company's ability to generate enough sales to cover the costs of marketing the outdoor furniture products. Several of the Company's competitors have longer operating histories, greater name recognition, larger client bases and significantly greater financial and marketing resources than the Company. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of the Company's current or potential competitors, such as Tropitone, Brown Jordan, Tidelli, Artisan House and others have broad recognition and distribution channels that may be used to distribute competing handcrafted outdoor furniture products directly to end-users or purchasers. It is possible that the Company will not be able to compete effectively with current or future competitors resulting in a loss of business or entire business failure.

The Company is subject to risks of defects and manufacturing delays in the business operations. The Company has only ordered a minimum of handcrafted outdoor furniture from the manufacturer to be used as "floor samples" and has only sold only a minimum amount of outdoor furniture to consumers as a "market test". In this small quantity of outdoor furniture delivered to the Company, there have been no defects or delays in the business operation. However, as the Company implements its business plan and there are larger orders, the Company is subject to the risks of defects and manufacturing delays, particularly due to the fact that each piece is handcrafted by the artisan. If the artisans for any reason do not produce the outdoor furniture piece, then the Company will not be able to deliver its outdoor furniture delaying its business operations. As a result, the Company may experience delays in the business objective of the Company and the further sale of the Company's outdoor furniture products which could have a material adverse effect on the overall viability of the Company's business and operating results.

The Company's need for additional personnel could cause delays in the further implementation of the Company's business plan. The ability to further implement the Company's business plan, of which the essential elements are design, sales and marketing activities, will depend upon the Company's ability to hire and retain senior and middle level, highly-skilled individuals. Such individuals must be experienced in the operation of the Company's business. The additional personnel required will include sales and marketing personnel and accounting and business development personnel. Competition for such personnel is intense and it is possible that the Company will not be successful in attracting and retaining qualified personnel. The Company's potential failure to attract and retain such additional personnel would impede the further implementation of the Company's business plan and strategies that the Company intends to develop.

The Company may not be able to manage growth which could result in delays in business operations. In the event that there is market acceptance for the handcrafted hardwood outdoor furniture by end-users and interior designers, management of the Company anticipates that it will potentially be required to expand its operations to address such market demand. In that event, the Company anticipates significantly increasing the size of its sales and marketing staff following the completion of the Company receiving and accepting a minimum of 25% of the proceeds of this offering. It is possible that such internal expansion will not be successfully completed, that such expansion will not enable the Company to generate sufficient revenues, or that the Company will not be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of the Company's existing and potential competitors. The Company's potential growth and the integration of operations are expected to place a significant strain on the Company's managerial, operational and financial resources. The inability of the Company to promptly address and respond to these circumstances could have a material adverse effect on the Company's overall business and profitability.

The Company may enter into potential business combinations that could be difficult to integrate and may disrupt business operations. The Company's management believes that the business plan is ideal and conducive to business combinations such as joint venture partnerships and other potential business combinations in the interior designer and yacht designer businesses. The Company may also seek foreign entities for the distribution of the product in Europe and other specific locations outside of North America. There may be potential business combinations with general up-scale furniture distributors and interior design operations. The Company may wish to acquire an interior design firm or a specialty yacht design firm or certain hardwood manufacturers in Brazil. In the event of an acquisition in the interior design business or manufacturing business, any business combination may be difficult to integrate into the Company's day to day operations. If the Company does enter into a business combination, it is possible that the key personnel of such business will not want to integrate with the Company's management and/or business operations.

The Company may need additional capital to further finance its business plan and such financing may be unavailable or too costly and could reduce the current stockholders ownership. The Company may need additional capital to expand its operations and the Company may need to secure financing to allocate sufficient funds required to support the Company's marketing activity of the handcrafted hardwood outdoor furniture. Additional financing may not be available on favorable terms or even at all. If the Company raises additional funds by selling shares of common or preferred stock, the percentage ownership of the Company's then current stockholders will be reduced. If the Company cannot raise adequate funds to satisfy its capital requirements, the Company may have to limit its operations significantly. The Company's ability to raise additional funds may diminish if the public equity markets become less supportive of the outdoor furniture industry and other outdoor furniture industry factors.

The Company's sub-contracted manufacturers are located in Brazil, which may be difficult to effect service of process for lawsuits and to enforce any judgments from United States courts in the event that the Company has to file a lawsuit for damages against the manufacturer.
As the Company is a Florida corporation and has its principal office in the jurisdiction of the State of Florida, United States of America, it is possible that if the Company has to file a lawsuit against the sub-contracted manufacturer of the Company's outdoor furniture products, it may be difficult to file an action, effect a service of process or to enforce a judgment granted in the United States of America courts. Such potential legal service or notification and enforcement of judgment must be represented by the Company as a United States entity to affect such process of service and notification and enforcement of judgment. The costs to retain Brazilian legal counsel to effect service of process and to enforce any judgment from the United States courts may be too excessive for the Company to initiate any such action.

Risks Related to Offering:

The Company's proceeds from the minimum offering will not be sufficient to enable the Company to further implement its business plan in any meaningful way. Should the Company only receive the minimum proceeds from this offering of $50,000 which would be the sale of 250,000 shares of common stock at $0.20 per share, The Company would only be able to pay the offering costs of $15,000, apply for a listing through a registered broker/dealer on the OTC Bulletin Board and have the balance for general corporate expense. The Company could not further implement its business plan and commence operations in a meaningful way.

The Company does not have any escrow or trust provisions in the depository bank account which could cause the investor to lose all or part of the investment. The depository account in which the investors will be depositing their funds does not have any trust or escrow provisions and is under control of the Company's President and Board Chairman, Ms. Jeannot McCarthy. There is no responsible or bonded unrelated third party that is providing a guarantee for those funds to be returned to the investor if the minimum amount of the sale of the offering, i.e. 25,000 shares of common stock at an offering price of $0.20 is not achieved by the termination date of December 31, 2006. The investor can only rely upon Ms. Jeannot McCarthy to return their funds in the event that the minimum amount of the offering is not achieved.

The Company's management presently owns 100% (percent) of the shares of common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment. The Company's directors and executive officers and other family members and/or affiliates beneficially own 100% of the shares of the Company's outstanding common stock. As a result, the directors and executive officers collectively are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to the business and operations of the Company could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of business of the Company. This lack of shareholder control could cause the investor to lose all or part of the investment.

The Company's offering of the shares of common stock will cause immediate substantial dilution to the current shareholders. Upon completion of this offering, purchasers of the shares of common stock offered hereby will experience immediate and substantial dilution of the net tangible book value of their investment in the Company as additional shares offered are sold. For example, if an investor purchases shares in the beginning of the sale of the shares of common stock he or she will own a greater percentage of the issued and outstanding shares of common stock in the Company than when more investors purchase shares of common stock. As more shares of common stock are purchased that dilution is increased as there are then more shares of common stock issued and outstanding. See "Dilution Table" on page 22.

The Company has the ability to issue preferred stock which could adversely materially affect the rights of the common shareholder. The Company's Board of Directors have the ability to potentially issue up to 10,000,000 shares of preferred stock, with a par value of $0.001, in one or more series and to determine the number of shares in each series, as well as the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The issuance of shares of preferred stock could carry a conversion value to convert to a substantial amount of shares of common stock that could substantially dilute the investors share position in the Company.

The Company expects to issue additional shares of common stock and these future sales of shares of common stock by the Company's existing stockholders could adversely affect the Company's stock price and dilution of an investor's stock position. As of the date of the filing, the Company has 7,650,000 issued and outstanding shares of common stock. The Company is offering a maximum of 5,000,000 shares of common stock at a purchase price of $0.20 per share. Even if the Company received the maximum proceeds from the sale of the 5,000,000 shares of common stock, the Company may need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments. Shares of common stock may be issued under an available exemption, a latter registration statement, or both. When, as and if additional shares of common stock are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of the Company's shares of common stock to drop. These factors could also make it more difficult to raise funds through future offerings of the Company's shares of common stock.

The remaining shares of common stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144 or 144(k), a substantial amount of which are available for sale in the public market, subject to the provisions of Rule 144 or 144(k) under the Securities Act. See "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS, page 40. Sales of substantial amounts of shares of common stock in the public market, or the perception that such sales will occur, could have a material negative effect on the potential market price of the Company's shares of common stock. This potential problem would be exacerbated if the Company further issues restricted shares of common stock in exchange for equipment and services, which would cause further dilution. The issuance of restricted shares of common stock is determined solely by the Company's Board of Directors and does not need shareholder approval. The potential issuance of additional shares of common stock could adversely affect the price of the Company's shares of common stock and cause further dilution of the investor's stock position.

The Company's directors have limited liability and therefore cannot be held liable for monetary damages.
Under the laws of the State of Florida and the Company's Articles of Incorporation and Bylaws, the directors cannot be held liable to the Company or to the stockholders for monetary damages for breach of fiduciary duties except under certain circumstances. These circumstances would include any unlawful acts under the laws of the State of Florida or unlawful or fraudulent acts conducted in the normal course of business. In the event that the officers and directors have committed any unlawful securities violations then the officers and directors are subject to civil and/or criminal enforcement.

The Company may not be able to list or maintain a trading market for its shares of common stock which could materially adversely affect the shareholders. The trading in the Company's shares of common stock is dependent upon the sponsorship of a licensed NASD broker/dealer and submission and acceptance by the NASD and a listing on the OTC Bulletin Board, operated by the NASD. Said trading is dependent upon the Company continuing to be able to comply with Rule 6530 of the NASD, which requires us to file reports as set forth in the Securities Exchange Act of 1934. Because the Company may not be able to obtain or maintain a listing on the OTC Bulletin Board, the Company's shares of common stock may be difficult or impossible to sell.

The Company's shares of common stock are a "penny stock," and compliance with requirements for dealing in "penny stocks" may make it difficult for holders of the Company's shares of common stock to resell their shares of common stock. Currently there is no public market for the Company's shares of common stock. If the shares of common stock are listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, the Company's shares of common stock, if traded, will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of the Company's shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company's shares of common stock.

"Penny stocks" are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange; Penny stocks are also stocks that are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average
revenue of less than $6.0 million for the last three years.

The Company's shareholders may find it more difficult to sell their shares of common stock because the Company is not, and may never be, eligible for NASDAQ or any National Stock Exchange. The Company is not presently, and it is likely that for the foreseeable future the Company will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, management of the Company is unable to state when, if ever, the Company will meet the NASDAQ application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, the Company will never be able to meet the eligibility requirements of NASDAQ. As a result, it will be more difficult for holders of the Company's shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company's shares of common stock

This Prospectus contains forward-looking statements, which involve risks and uncertainties. Such forward-looking statements include statements regarding future events and the Company's plans and expectations. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including those set forth in the above risk factors and elsewhere in this Prospectus. In addition to the other information in this Prospectus,


USE OF PROCEEDS

The net proceeds to the Company from the sale of the 5,000,000 shares of common stock at the offering price of $0.20 per share is $1,000,000, less the cost of the offering which is estimated to be $15,000, or $985,000. As Ms. Jeannot McCarthy, the Company's President and Board Chairman and Zlatuse Jebrabkova, Secretary and Director of the Company are the only persons allowed to sell this offering, there is no commission being charged to the Company in connection with this offering.

Net proceeds - if 100% of the shares of common stock (5,000,000 @$0.20) are sold by the Company: $1,000,000*
$250,000 -             Inventory
100,000                Executive Salaries
100,000                Employees Salaries
150,000                Marketing Costs
385,000                Working Capital
 15,000                Offering Expense

          Total Use of Proceeds: $1,000,000
*In the event that the offering is sold by its officers and directors; in the event that there is a 10% commission charge on all or part of the proceeds if broker/dealers participate, then the amount of "Inventory" and "Working Capital" would be adjusted to accommodate the commission charged to the Company.

Net proceeds - if 50% of the shares of common stock (2,500,000 @$0.20) are sold by the Company: $500,000*

150,000                Inventory -
100,000                Executive Salaries
 25,000                Employee Salaries
 75,000                Marketing Costs
135,000                Working Capital
 15,000                Offering Expense
           Total Use of Proceeds: $500,000
*In the event that the offering is sold by its officers and directors; in the event that there is a 10% commission charge on all or part of the proceeds if broker/dealers participate, then the amount of "Inventory" and "Working Capital" would be adjusted to accommodate the commission charged to the Company.

Net proceeds - if 25% of the shares of common stock (1,250,000 @$0.20) are sold by the Company: $250,000*
$100,000               Inventory
  50,000               Executive Salaries
  50,000               Marketing Costs
  35,000               Working Capital
  15,000               Offering Expense
             Total Use of Proceeds: $250,000
*In the event that the offering is sold by its officers and directors; in the event that there is a 10% commission charge on all or part of the proceeds if broker/dealers participate, then the amount of "Inventory" and "Working Capital" would be adjusted to accommodate the commission charged to the Company.

Net proceeds if the minimum amount of shares of common stock (250,000 @$0.20), are sold by the Company: $50,000

The $50,000 will be used for the offering expense, the listing of the Company's shares of common stock on the OTC Bulletin Board, through a registered broker/dealer, and the balance for general corporate purposes.

Company Salaries:

In the event that only $250,000 is raised by selling 25% of the shares of common stock are sold by the Company, the Company will not be able to pay the proposed salaries of its officers and directors. In that event, the salaries of $60,000 per year for the

President and Board Chairman and the $40,000 per year for the Secretary and Director shall be reduced to $30,000 and $20,000 per year respectively.

In the event that the minimum of 250,000 shares @$.20 is sold by the Company resulting in $50,000, then the $30,000 per year for the President and Board Chairman and $20,000 for the Secretary and Director shall be accrued. Until such time as the offering is effective, there will not be any accrual for salaries owed to the Company's officers and directors. There will be no salaries paid until 25% of the proceeds derived from this offering are received and accepted by the Company, enabling the Company to commence meaningful operations.


DILUTION

The Company is authorized to issue a substantial number of shares of common stock, in addition to the shares of common stock comprising the shares of common stock in this offering, up to the authorized share capital of 100,000,000 shares of common stock, with a par value of $0.001 and 10,000,000 shares of preferred stock, with a par value of $0.001. The shares of preferred stock can be issued in such series and with such designated rights and preferences, as may be determined by the Board of Directors, at its sole discretion. In the event that the Company does not achieve the maximum proceeds by way of this offering, the Company will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of common stock which could cause material dilution to the investors in this offering.

As of June 30, 2006 the Company had a stockholders deficiency of $(10,606).
The following table sets forth the dilution to persons purchasing shares of common stock in this offering, without considering any changes in the Company's net tangible book value, except for the sale of the shares of common stock in this offering at a price of $0.20 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following table reflects the dilution if (1) the minimum amount of 250,000 shares of common stock being sold in this offering; (2) 25% of the shares of common stock (1,250,000 shares of common stock) are sold in this offering. (3) 50% of the shares of common stock (2,500,000 shares of common stock) are sold in this offering; (4) the maximum amount of 5,000,000 shares of common stock are sold in this offering

                                 Dilution Table

--------------------------------------------------------------------------------
                                                (1)
                        Prior to Sale       After sale of
                        June 30, 2006      250,000 shares

Number os Shares        7,650,000            7,900,000

Public offering price
per share                na                       $0.20

Net tangible book
value per share of
common stock before
the offering           (.001386)                (.001386)

Net tnagible and
Pro Forma net tangible
book value (deficiency)  $(39.394)             $(39.394)

                                                  (2)               (3)
                        Prior to sale        After sale         After sale of
                         June 30, 2006     of 1,250,000         2,500,000
                                              Shares

Number of shares             7,650,000       8,900,000           10,150,000

Public offering price
per sahre                       na           $0.20                  $0.20

Net tangible book
value per sahre of
commom stock before
the offering                   $(.00138)      $(.001386)            $(.001386)

net tangible and
Pro forma net tangible
book value (deficiency)
after sales                    (39.394)       $239,394              489,394

Increase to net tangible
book value per share
attributed to purchase
of share of common
stock by new investors                        $.0269                 $.048

Dilution to new investors         na           (.173)                0.(.152)


After sale of
5,000,000 shares

12,650,000

$0.20

(.001386)

989,394

0.78

(.122)





This offering itself involves immediate and substantial dilution to investors. Any shares of common stock issued or shares of preferred stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of common stock purchased in this offering.


DETERMINATION OF OFFERING PRICE

The Company arbitrarily determined the price of the shares of common stock in this offering. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. Management determined the amount of funds that were needed to fully implement the Company's business plan and the dilution factor that management believed would be acceptable to the Company's current and prospective shareholders. The offering price should not be regarded as an indicator of the future market price of the securities.


PLAN OF DISTRIBUTION
The Company intends to sell a minimum of 250,000 shares of common stock and a maximum of 5,000,000 shares of common stock to the public on a self-underwriting, not underwritten by a registered broker/dealer, on a"best efforts" basis. This offering may only be sold by Ms. Jeannot McCarthyy, the Company's President and Board Chairman, and Zlatuse Jerabkova, the Company's Secretary and Director. Ms. Jeannot McCarthy and Zlatuse Jerabkova are eligible to sell this offering under Rule 3(a)4-1 of the Securities Act of 1933 which states, in part, that: (a) An associated person of an issuer of securities shall not be deemed to be a broker solely by reason of his participation in the sale of the securities if 1. the person or persons are not subject to statutory disqualification; 2. is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; 3. is not at the time of the participation an associated person of a broker or dealer; and 4. meets the conditions of any one of paragraph (a)4(i)(ii) or (iii) of this section. Jeannot McCarthy and Zlatuse Jerabkova both meet the requirements in (a)4(ii) which states that the associated person meets all of the following conditions: A. The associated person primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and B. The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and C. The associated person does not participate in the selling of an offering of securities for any issuer more than once every 12 months.

There is no commission being charged to the Company, either directly or indirectly by the Company's officers and directors or any persons or firm in connection with solicitation of sales of the shares of common stock. No public market currently exists for the shares of common stock of the Company, however the Company intends to have a registered broker/dealer apply to the National Association of Securities Dealers to have its shares of common stock listed under the symbol as designated by NASD on the OTC Bulletin Board or a regional stock exchange if the Company meets the listing criteria.

If all of the shares of common stock are sold in this offering, the Company will receive gross proceeds of $1,000,000 less the $15,000 in offering costs, netting the Company $985,000. If only the minimum amount of shares of common stock are sold by the Company, then the Company will receive $50,000, less the offering expense of $15,000, netting the Company $35,000 which will be used for general corporate expense and to have a registered broker/dealer apply for a listing on the OTC Bulletin Board, operated by the National Association of Securities Dealers or apply for listing on the Boston Stock Exchange upon the completion of the Form 8A being filed by the Issuer.

All of the funds received and accepted by the Company for the sale of its shares of common stock will be deposited in a segregated, non-interest bearing corporate account known as "Jeannot's Furnishings of Florida, Inc. Special Account." This account does not have any escrow or trust provisions associated with the deposit of funds to achieve the minimum amount of this offering. The signatory on this account is Jeannot McCarthy, President and Board Chairman and one of the two officers and directors who will be selling the shares of common stock in this offering. These officers and directors are Ms. Jeannot McCarthy, President and Board Chairman and Ms. Zlatuse Jerabkova, Secretary and Director. In the event that the minimum amount of the offering is not achieved, then all funds will be returned to the investors, without interest or deduction, within 10 days of the termination date of December 31, 2006 or before. The termination date may be extended and additional 180 days at the sole discretion of the Issuer.

In the event that the minimum amount of proceeds are received and accepted by the Company, then all subsequent funds will be deposited into the segregated account or "special account" and held in that account until the appropriate amount of shares of common stock are issued by the Company's transfer agent to the investor. At that time, the funds will be transferred to the Company's general corporate account for use according to the "Use of Proceeds."


DIVIDENDS

The Company has minimal operating revenues, no profits and no dividends accrued for shareholders. At the present time, management does not believe that the Company will be able to issue a dividend to its shareholders in the foreseeable future or at all. Should the Company have any retained earnings, the Company will use these retained earning to further and fully develop its business plan.


LEGAL PROCEEDINGS

The Company is not currently nor has ever been a party to any legal proceedings. Further, the officers and directors do not know of any legal proceedings threatened or anticipated against the Company or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.


DIRECTORS, OFFICERS, PROMOTERS, SIGNIFICANT EMPLOYEES AND CONTROL PERSONS

The Company's employees are the Company's President and Board Chairman, Jeannot McCarthy and Secretary and Director, Zlatuse Jerabkova. As of the date of this prospectus, the Company does not have any promoters.

Directors and Executive Officers:

The Company's officers and directors and control persons are listed below with information about their respective backgrounds:

-------------------------------------------------------------------------------
NAME                                       AGE                     POSITION
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Jeannot McCarthy (1)                        43           CEO/Chairman/President
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Zlatuese Jerabkova (2)                      33               Secretary/Director
-------------------------------------------------------------------------------

(1) Jeannot McCarthy was appointed as a member of the Company's Board of Directors in November 2002 . (2) Zlatuse Jerabkova was appointed as a member of the Company's Board of Directors in November 2002.

All current directors were duly appointed and will hold office until the next annual stockholders' meeting and until their successors have been elected or qualified or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

None of the directors holds other directorships in other public corporations, either reporting or non-reporting companies.

The Company's officers, directors and significant employees are:

Jeannot McCarthy, President, CEO and Board Chairman

Ms. McCarthy attended Georgetown University from 1982-1984, pursuing a degree in Biology. In 1985, Ms. McCarthy returned to Florida and set sail for the Caribbean where she managed a small resort "Silver Star" and chartered her future husband's yacht to small groups of tourists. During that time, Ms. McCarthy traveled extensively to Mexico and founded "Final Touch, Inc.", a company that manufactured cowboy boots. Final Touch Inc. was quite successful, appearing in the German edition of Vogue, with a large market in Europe and Canada. Ms. McCarthy sold her interest to her German partner to be able to devote herself to motherhood. In 1988, Ms. McCarthy moved to Porto Seguro, Brazil to raise her daughter and became acquainted with and admired the unique craftsmanship in the region. She studied with various artists and wood craftsmen and began to design and produce various pieces of furniture that were readily bought up by homeowners and hotels in the area.

In 1991, Ms. McCarthy returned to South Florida and managed Miami Beach's most successful nightclub, Le Loft. She was responsible for the day to day operation of the club, working with and organizing promoters. In 1993, Ms McCarthy became Editor in Chief of Riveria Magazine, the first bilingual (French-English) magazine in Miami Beach Florida. Ms. McCarthy continued with the magazine until the French investor decided to return to Europe. In the beginning of 1995, Ms. McCarthy joined Wimbish Realty and worked in concert with Ester Percal,one of the most successful realtors in Miami.

Ms McCarthy has traveled extensively over the past decade throughout South America, Asia, and Europe with a yearning desire to learn as much as she could about artisan crafts and artisan woodwork. It was her intention to start her own manufacturing company and distribution company for hardwood outdoor furniture. In November 2002, Ms. McCarthy teamed up with her partner Ms. Jerobkova to form their company, Patio Bahia Inc., now known as Jeannot's Furnishings of Florida, Inc.

Ms. McCarthy's father, Judge Giles McCarthy, now deceased, was a United States Federal Judge in Puerto Rico and retired as Chief Administrative Law U.S. Judge, Ft. Lauderdale, Florida.

Ms. McCarthy speaks English, French, Spanish, Portuguese fluently and Italian and German semi-fluently.


Zlatuse Jerabkova, Secretary and Director

Ms. Jerabkova is a native of the Czech Republic. In 1990, as a very young woman, she owned a small supermarket in her village of Celedna. She sold her share of the supermarket to her partner in the end of 1991. From 1990 to 1993, Ms. Jerabkova graduated from the Electro University, acquiring a degree in Electrical Engineering. From 1992-1993, Ms. Jarobkova was a partner in The Miva Model Agency in the Republic. At the end of 1993, Ms. Jarobkova worked for two years in the marketing department of Phillip Morris. In 1995, Ms. Jarobkova decided to pursue a modeling career and went on to be crowned Miss Morivea and was then signed by Metropolitan Models in Paris. Ms. Jerobkova had a successful career modeling throughout Europe and the United States. By 1997, Ms. Jerobkova decided to study acting and appeared in numerous movies such as "Any Given Sunday" and commercials such as "7-UP". In 2001, Ms. Jerobkova was a founder of Farenheit, Inc., a lingerie company, she is involved with today. After meeting Ms. McCarthy, she decided to join forces and became an officer and director in Patio Bahia, Inc. now known as Jeannot's Furnishings of Florida, Inc.

Ms. Jerabkova speaks Czech, English and Russian fluently.



EXECUTIVE COMPENSATION

Currently, the officers and directors receive no cash compensation and provide services to the Company on an ad hoc basis.

If the Company is successful in the sale of at least twenty five percent (25%) of the shares of common stock by way of this offering, the Company plans on compensating Jeannot McCarthy, President, CEO and Board Chairman, a yearly salary of $30,000; and Zlatuse Jerabkova, Secretary and Director, a yearly salary of $20,000. In the event that the Company receives and accepts a minimum of 50% of the proceeds from this offering then the Company will pay a yearly salary to the President and Board Chairman of $60,000 per year and $40,000 per year to the Secretary and Director. There will be no salaries paid or accrued until 25% of the proceeds derived from this offering are received and accepted by the Company. There are no employment agreements with either Jeannot McCarthy or Zlatuse Jerabkova. When, as and if the Company becomes profitable and produces commensurate cash flow from operations, then the Company's Board of Directors will decide the level of reasonable salary for the

 Company's
executives and other employees, commensurate with their time and services.

The Company issued shares of common stock to compensate the officers and directors for their services from inception to December 31, 2005 and March 31, 2006 and June 30, 2006 on the following basis:

          100,000 shares of common stock to Jeannot McCarthy 50,000 shares of common stock to Zlatuse Jerabkova.

There are no provisions for the issuance of shares of common stock for officers' and directors' future services.


-------------------------------------------- ----------------------------------

 Jeannot Mccarthy          President & Board Chairman            100,000 shares
------------------------------------- -----------------------------------------
------------------------------------- -----------------------------------------

------------------------------------- -----------------------------------------
------------------------------------- -----------------------------------------

  Zlatuse Jerabkova        Secretary & Director                   50,000 shares
------------------------------------- -----------------------------------------
------------------------------------- -----------------------------------------




SUMMARY COMPENSATION TABLE OF SHARES ISSUED FOR SERVICES
                 --------------------------------------------------
     Name &                                                              Other
    Principal                                                            Annual
    Position                          Year          Salary    Bonus    Expenses

Jeannot McCarthy                      2002-05       None       None       $100.*
President/Chairman

Zlatuse Jerabkova                     2002-05       None       None       $50.*
Secretary/Director


           *This amount represents the amount of shares of common stock issued to each of the above, valued at the par value of $.001 for accounting purposes.

The Company currently has no employee stock option, annuity, or pension plans in place although the Company does intend to provide all or a portion of these benefits at some future date if the Company can establish sales and positive cash flow.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS, AND CERTAIN BENEFICIAL OWNERS

The Company's officers and directors have been issued a total of 150,000 shares of common stock in exchange for their services. Ms. Jeannot McCarthy owns a total of 7,600,000 shares of the Company's common stock; 100,000 shares of common stock for officers and directors services. Ms. Zlatuse Jerabkova owns a total of 50,000 shares of common stock that were issued for officers and directors services.


 The following table sets forth, as of June 30, 2006 and September 8, 2006, the Company's shares of common stock issued and outstanding owned of record or beneficially owned by each executive officer and director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its shares of common stock, and the share holdings of all executive officers, directors and significant employees as a group. Each person has sole voting power with respect to the shares of common stock shown.

As of the date of this prospectus, there are 7,650,000 shares of common stock, duly authorized and validly issued and outstanding among 2 shareholders of record; there are no shares of preferred stock issued and outstanding.

------------------------------------------------------------------------
Name                                      Shares of Common      Percentage of
                                            Stock Owned          Shares Owned
------------------------------------------------------------------------
Jeannot McCarthy                            7,600,000               99.35
Zlatuse                                        50,000                 .65


ALL OFFICERS, DIRECTORS
AND CERTAIN BENEFICIAL
OWNERS AS A GROUP 100%* *These figures are "rounded up" to the next digit as some of the digits are significantly extended.
-----------------------------------------------------------------------


DESCRIPTION OF SECURITIES

The following is a summary description of the Company's capital stock and certain provisions of the Company's Articles of Incorporation and By-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

                                     General
The following description of the Company's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

As of the date of this prospectus, there are 7,650,000 shares of common stock, duly authorized and validly issued among 2 shareholders of record. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees.

Common Stock

The Company's authorized capital common stock consists of 100,000,000 shares of common stock, with a par value $.001 per share of common stock.

The holders of the shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Company's Articles of Incorporation and By-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available. In the event of the Company's liquidation or dissolution, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company's authorized capital preferred stock consists of 10,000,000 shares of preferred stock, with a par value of $0.001 per share of preferred stock. No preferred shares were issued and outstanding as of June 30, 2006 and September 8, 2006. Each share of preferred stock is entitled to dividends when, and if, declared by the Board of Directors. There are currently no voting, conversion and liquidation rights, nor redemption or sinking fund provisions for the preferred stock.

The holders of shares of common stock of the Company do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Liquidation or Dissolution of the Corporation

The Company's preferred shareholder shareholders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment to all creditors. In the event that the assets exceed the amount owing, then the holders of common stock shall receive, ratably the remaining assets of the Company.

DESCRIPTION OF BUSINESS

The Company is in the custom-made patio and yacht fine furniture distribution business, specifically purchasing the product from manufacturers and (i) selling at wholesale prices to retail outlets and interior designers; and (ii) selling at retail from the Company's website. Jeannot's Furnishings of Florida, Inc. has been selling natural wood patio and yacht furnishings made in Brail since its inception in November 2002. The Company and its furnishings has been featured in several magazine and periodicals including the cover of Florida Architecture, Volume 11, a feature story in Vogue of Spain and Vogue of Brazil.

In November 2002, the Company called and held a Board of Directors meeting where Ms. Jeannot McCarthy and Zlatuse Jerabkove were nominated and appointed as President and Secretary respectively and both of these two officers comprised the entire Board of Directors.

On December 23, 2004, the Company amended it Articles of Incorporation as follows:

                    "Article I is hereby amended as follows:

     The name of the corporation is:

                     JEANNOT'S FURNISHINGS OF FLORIDA, INC.


                    Article IV is hereby amended as follows:

          The aggregate number of shares which the corporation shall have authority to issue, including the classes thereof and special provisions, are as follows: 110,000,000 shares; 100,000,000 shares of voting, common stock, with a par value of $0.001, and 10,000,000 shares of non-voting preferred stock, with a par value of $0.001. The shareholders shall not have the right to accumulate votes in the election of directors with respect to shares of common stock in the corporation. Each share of common stock shall be entitled to one vote. The holders of the shares of preferred stock are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors are entitled to restructure the issued and outstanding shares of stock with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that fifty percent (50%) of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of voting, common stock and 10,000,000 shares of non-voting preferred stock.

                           Article IX SEC. 1244 Stock

     Article IX is hereby deleted and shall cease to exist.

                     Article XI - Sub-Chapter S Corporation

     Article XI is hereby deleted and shall cease to exist.

The maximum number of shares of common stock of the corporation issued and outstanding and entitled to vote on an amendment to the Articles of Incorporation is 7,500. The said changes and amendment have been consented to and approved by a majority of the stockholders, specifically 7,500 or 100%. The vote was sufficient for approval."

The Company's business plan focuses on an integrated business of purchasing custom designed, natural wood patio and yacht furniture and then marketing that furniture through interior designers, retail distributors and to the end-consumer by way of the Company's website. This business plan allows the Company the flexibility to take advantage of various related business situations as these business situations are presented. See "Overview of the Market" to follow.

The Company is in its development stage and has had no operating revenues to date. The Company incurred operating losses of $XX from Inception to December 31, 2005 and $xx from inception to June 30, 2006. The Company expects its accumulated deficit to grow for the foreseeable future.

                             Overview of the Market

The Company plans to achieve its goals by targeting new, high margin product niches, including upscale residences and yachts. These high margin market niches are for those products that are custom made, of natural woods and are quality patio and deck furnishings. The Company's goal is to maintain and nurture the potential alliances with established interior designers, upscale retailers and other sources of referral to keep the standards and prestige of the product line at the optimum level.

The Company will aggressively target markets, target distributors and established interior designers in North and South America, Europe and the Far East. Management of the Company will attend major national and international trade shows and exhibitions including furniture, outdoor living and boat and yacht shows and exhibitions. The Company's competitive advantage is that the Company is operating directly with the Brazilian artisans who create the patio and yacht furnishings.

The Company has the flexibility to customize operations and products to suit a potential strategic alliance partner or joint venture partner and the combined interest of the potential partnership and market demands.

The Company can potentially create business opportunities with other outdoor furniture manufacturers to add an additional "high-end" patio and yacht furniture line to augment their existing product line. The Company can maintain its office facilities and increase its warehouse facilities as needed. This potential expansion is cost effective and does not affect the overall presentation of the product line

The amount of funds generated from the Offering will determine whether the Company will open show rooms, distribution centers, hire sales teams for showrooms and retain sales representatives. Additionally, the advertising budget will be proportionate with the amount of funds received and accepted by the Company by way of the Offering.



The Company's management believes that there is a large upscale market for quality, custom made patio and yacht furnishings and that such market has few competitors.

The Company acquired the business research and contact base of its President and Director, Jeannot McCarthy. Ms. McCarthy has been in the quality furniture business since 2002. The Company plans to use these contacts and knowledge of foreign (export) distributors, corporate interior designers and distributors, yacht brokers and yacht interior designers.

It is planned that the initial marketing of the Company's products will take place in area of Southern Florida where the market is better known to management, taking advantage of the largest yacht population in the United States, along with one of the highest priced real estate markets in the United States. The intent is to work with and through business associates to use their professional skill on a referral basis to eliminate the need for salaried employees.

The Company anticipates that it will initially derive revenues from the wholesale sales to interior designers, up-scale retail outlets and retail sales directly to the consumer by advertising that directs the consumer to the Company's website.

The Company is not dependent on a few major customers. The potential market for the Company's product is both domestic and international.


                                   Competition

As stated previously under "RISK FACTORS", beginning on page 7, the market for all outdoor and yacht furnishings is relatively competitive, rapidly evolving, resulting in a dynamic competitive environment, with several dominant national and multi-national leaders. The Company will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new products that may be competitive with the product line offered or to be offered by the Company. Because there are potential entrants to the general furniture manufacturing and custom furniture manufacturing fields, it is extremely difficult to assess which companies are likely to offer competitive products and in the future, and in some cases it is difficult to discern whether an existing product is competitive with the Company's products. Competitive factors in the outdoor furniture manufacturing and custom furniture manufacturing include product quality, marketing and distribution resources, customer service and support and price of product. The Company expects competition to persist and intensify in the future.

Some of the Company's competitors are much larger companies than Jeannot's, which are very well capitalized and can utilize their strong market share for further growth that may impede the Company's ability to generate enough sales to cover the costs of acquiring and marketing the product. Several of the Company's competitors have longer operating histories, greater name recognition, larger client bases and significantly greater financial, manufacturing and marketing resources than the Company. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of the Company's current or potential competitors, such as Tropitone, Brown Jordan, Tidelli, Artisan House, etc. have broad distribution channels that may be used to distribute competing products directly to end-users or purchasers. It is possible that the Company will not be able to compete effectively with current or future competitors resulting in a loss of business or entire business failure.

                                 Product Source

The current source of the Company's product is: Marceneria Aracaipe in Porto Seguro Brazil also available to us at any time is Marceneria Lumaries in Trancoso Brazil.

                                    Employees

The Company currently has no employees. In the event that 25% of the Company's shares of common stock are sold by way of this offering, then Ms. Jeannot McCarthy, the Company's President and Board Chairman and Zlatuse Jerobkova, the Company's Secretary and Director will be full time employees of the Company. In the event that a minimum of 50% of the shares of common stock are sold by way of this offering, Ms. McCarthy will receive a salary of $60,000 per year and Zlatuse Jerobkova will receive a salary of $40,000 per year. In the event that only a minimum of 25% of the shares of common stock is sold by way of this offering, then Ms. McCarthy shall receive a yearly salary of $30,000 and Ms. Zlatuse Jerobkova will receive a yearly salary of $20,000, both salaries payable on a monthly basis.

The Company intends to engage a sales force once management of the Company deems that the volume of activity warrants additional personnel. Initially, the Company will receive sales support of generating sales by way of the interior designers that are aware of and support the Company's product line.

                                  Distributors

The Company currently does not have any arrangements or agreements with any patio or yacht furniture distributors. Until the Company can commence meaningful operations, there is no basis to engage or negotiate distribution opportunities. Once the

Company has received and accepted the proceeds from the sale of 25% of the shares of common stock, the Company will negotiate distribution agreements. A number of established and suitable outdoor furnishing distributors are known to the management of the Company and additional distributors can be sourced at product trade shows, trade journals and direct solicitation with chain stores and institutional buyers.


                              Government Regulation

The Company will not be subject to any government regulation while acting as a wholesale purchaser of custom made wood outdoor furniture.


                        The Company's Operations To Date:

The Company has been developing and implementing its business plan and has sold its products in the Southern Florida area


                               Sources of Revenues

Through December 31, 2005 and June 30, 2006 respectively, the Company has received $32,393 in revenues from operations by the sale of its product line.



MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following is the Company's plan of operation for the following 12 months, and should be read in conjunction with the Company's financial statements and notes thereto appearing in this prospectus.

           Plan of Operation for the Next Twelve Months is as Follows:

The Company intends to use the proceeds from this offering to establish its inventory, sales and marketing business for patio and yacht furnishings primarily in the Southern Florida marketplace. The Company's philosophy has been to search for various targets of opportunity and specialty markets that would provide revenues to the Company. The plan of operation is dependent on the amount of proceeds realized from the sale of common stock in this offering.

In order for the Company to further implement its initial business plan and to commence meaningful business operations through the end of December 31, 2006, the Company must raise at least 25% of the proceeds offered by the sale of common stock in this offering or $250,000. The Company anticipates that it will obtain orders for its product that are able to be financed through traditional methods such as purchase order financing, account receivable financing, or letters of acceptance and letters of credit.

 There is no assurance that the
Company will be able to achieve meaningful sales volume or any sales at all.

Jeannot's is a development stage company that is in the business of ordering, acquiring custom made wood patio and yacht furniture, specifically for the upscale marketplace. The product and services that the Company intends to offer are described in the "Description of Business" section beginning on page 31 of this prospectus. The Company has generated $32,393 of revenues to June 30, 2006.

In the event that only the minimum amount of proceeds of 250,000 shares of common stock at a purchase price of $0.20 or $50,000 is received and accepted by the Company, then the Company must seek other means of financing the Company as $50,000 is not sufficient to commence any meaningful business operations. In the event that 25% of the proceeds of 1,250,000 shares of common stock at a purchase price of $.20 is received and accepted by the Company, that $250.000 will be sufficient to operate the Company for a minimum of one year. In the event that 50% of the proceeds of 5,000,000 shares of common stock at a purchase price of $.20 is received and accepted by the Company, that $500,000 will be sufficient to operate the Company for a minimum of two years. In the event that 100% of the proceeds of 5,000,000 shares of common stock at a purchase price of $.20 is received and accepted by the Company, that $1,000,000 will be sufficient to operate the Company for a minimum of 36 months.

                                     General

The Company has developed a business plan that can be further implemented upon financing. The Company can commence meaningful business operations upon receiving and accepting funds from the sale of a minimum of 25% of the shares of common stock offered in this prospectus, resulting in $250,000 in working capital. In the event that 50% of the shares of common stock are sold in this offering, then the Company can expand it marketing and acquisition of custom made wood patio and yacht furnishings. The Company plans to hire additional employees when it becomes necessary and cost effective. See "DESCRIPTION OF BUSINESS", page 31


                                  Other Factors

Some of the phases of the Company's operations are subject to influences outside of the control of the Company. Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include the weather and other conditions of nature and its results on the quantity and quality of the custom made wood patio and yacht furniture, competitive pressures, interest rates fluctuations, inflation, especially on product line purchases, and other market conditions.

The Company has no knowledge of any material event or any uncertainty in the mainstream and/or segmented custom furniture market that would adversely affect the Company's operations or have any effect on the Company's financial statement. It is not anticipated that labor costs will escalate over the normal "cost of living" increases or that the cost of equipment or materials be increased in the Company's day-to-day operations. The Company is not aware of any information or market condition that would adversely impact the Company's current business plan or future operation results.

                           Forward Looking Statements

Forward-looking statements are made by or on behalf of the Company based on knowledge of its business and the environment in which it operates, but because of the factors listed above, as well as other commercial, environmental and business factors over which the Company has no control, actual results may differ from those in the forward-looking statement. Consequently, all of the forward-looking statements made are qualified in their entirety by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected effect on the business and/or operations of the Company.

                         Liquidity and Capital Resources

The Company is in the development stage and since inception has received a total of $32,393 in revenue from operations. The Company will need additional capital to carry out its business plan. The Company's only source of financing and having the ability to commence meaningful operation is to sell shares of common stock in this offering. In the event that the Company is successful in the sale of its shares of common stock, the Company will be able to purchase product for resale and distribution. The Company will depend upon these sales and the potential profit of these sales to continue as a business operation.

There are currently no capital obligations or agreements with any manufacturers or distributors.

There are currently no commitments to purchase or lease any equipment or to purchase or lease any facilities.

  Seasonal, Weather and Other Considerations of Purchasing Product from Brazil

There are several considerations buying product from Brazil affected by a foreign government, weather and other natural elements which have been discussed more thoroughly in the RISK FACTORS, "The Company may incur problems in the Brazilian manufacturing sector which could result in lack of product sales, business delays and the future economic viability of the Company.

Potential investors should be aware of the problems, delays, expenses, difficulties, and risks encountered by an off-shore manufacturing company, particularly in a rapidly growing sector of the manufacturing industry, dependent on weather, other forces of nature and the environment, all of which are beyond the control of the Company. These risks are the anticipated and unanticipated problems relating to the harvesting of the hardwoods and the handcrafted manufacturing of the outdoor furniture. The risks are as follows:

o        availability of selected hardwoods in a seasonal market.
o        quality and availability of product due to adverse weather conditions.
o pricing of raw materials (primarily the hardwoods) in a competitive market resulting in poor or lower than anticipated profit margins.
o outdoor furniture is not manufactured properly whereby the end product is now known to have incurred defects until delivery several weeks following manufacturing.
o     outdoor furniture is not manufactured to design and market specifications.
o        the hardwoods are not graded properly and the finished product is not to customer's specifications.
o less than premier qualities of hardwoods being used that would make end product not to the perceived quality of finished product.
o difficulty in the communication with a foreign manufacturer who is thousand of miles from the Company's operations office and point of entry for the outdoor furniture.
o the expensive shipping cost of returning outdoor furniture if the end product is not to the customer specifications or acceptance could be prohibitive to the overall profitability of the Company.
o Potential hardwood price increases that could be spontaneous and without proper notice for the Company to adjust it's wholesale and retail prices.
o        difficulty in sourcing competent artisans who can handcraft the outdoor furniture.
o the Brazilian government and/or IBAMA could change governmental policy without sufficient notice to the Company which would cause the hardwoods and/or the manufacturers to cease operations and/or expensive export tariffs to the detriment of the Company.

All or some of these risks are inherent in the natural hardwood, handcrafted furniture manufacturing that could result in the lack of sales and the overall potential success of the Company's business plan and business operations. Additionally, the seasonal nature of the sale and redistribution of outdoor patio and yacht furniture will affect the quarter-to-quarter income and cash flow of the Company. This seasonal aspect of the Company's business may have a material effect on the financial condition or results of the Company's business operations.

                   Shares of Common Stock Issued for Services

In April 2005, the Company issued the following shares of common stock for officers and directors services. These issuances were as follows:

Jeannot McCarthy, President and Board Chairman - 100,000 shares of common stock

Zlatuse Jerobkova, Secretary and Director - 50,000 shares of common stock

The Board of Directors determined the amount of the shares to be issued to each of the above considering the knowledge and potential services that will be derived by the Company in the normal course of business and also the time that each of the above will dedicate to the business of the Company. There are no employment agreements for any of the Company's officers and directors. There are no Company employees at the present time and the Company does not anticipate hiring employees in the near future.


                            Operating Results To Date

During the six month period ended June 30, 2006, the Company spent $36,228 in operational expenses that included inventory, sales commissions, transportation and business travel.

The Company incurred operating losses of $39,256 from inception to June 30, 2006. For the six months period ending June 30, 2006, operational expenses were $XX. The Company expects its accumulated deficit to grow for the foreseeable future as total costs and expenses increase due principally to increased marketing expense associated with the launch of the Company's products on a larger scale. There can be no assurances that the Company will be successful in the further implementation of its business plan or to successfully generate sales of the product to have sufficient revenues to allow the Company to operate profitably.

The Company does not expect to generate a positive internal cash flow for at least the next two years due to expected increase in spending for salaries and the expected costs of marketing and sales activities.

The Company currently has limited internal and external sources of liquidity.

At of the date of this prospectus, the Company has no material commitment for capital expenditures.

                                 Market Outlook

There are no known trends, events or uncertainties that are expected to have a material negative impact on the net sales and income from operations of the Company. The industry and the needs of the market are well established. The Company believes that it will serve an established patio and yacht furniture market and specialty niche market with its product line that has yet to be served adequately. The Company's overall business is not particularly or completely subject to seasonal aspects and can market its products to tropical and warmer climate areas on a year-long basis.

DESCRIPTION OF PROPERTY

The Company owns no property. The Company's principal office is located at 400 South Point Drive, #1704, Miami Beach, Florida 33139. The Corporation, upon being successful in this offering memorandum, will relocate to a permanent facility in due course.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Jeannot McCarthy has negotiated all of the Company's sales contracts to date. All of the contracts were researched as to fair market value. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts except as otherwise described in this prospectus.

There are no parent companies to the Company and no other control persons or entities other than as described in the prospectus.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this prospectus, there are 7,650,000 shares of common stock, duly authorized and validly issued, to 2 shareholders of record. No established public market presently exists for the Company's securities. The Company has no shares of common stock equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common stock equity.

There are no shares of common stock of the Company that are subject to registration rights. There are no other shares of common stock agreements that are subject to registration rights.

There are no shares of common stock subject to any stock option contract or any other contract. There are no stock option contracts for any officer, director of significant employees and none contemplated.

To date, the Company has not paid any dividends on its shares of common stock and does not expect to declare or pay any dividends on its shares of common stock in the foreseeable future. The payment of any dividends will depend upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Company's Board of Directors.

The Company's shares of common stock may be considered a "penny stock" if it is traded at a price at under $5.00 or other factors. Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market patterns include:

     (1) Control of the market for the security by one or a few broker/dealers that are often related to the promoter or to the Company;
     (2) Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) "Boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     (4) Excessive and undisclosed bid-ask differentials and markups by selling broker/dealers; and
     (5) The wholesale dumping of the same securities by promoters and broker/dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. One or more of the above could cause the investor to lose all or part of the investment.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

The Company's By-Laws provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by the State of Florida law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     Available Reports to Securities Holders

     Upon effectiveness of this registration statement the Company will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. An investor may read and copy any report, proxy statement or other information the Company files with the Commission at their website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission. The public may read and copy any materials the Company filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at (800)-SEC-0330.

The Company has filed a registration statement on Form SB-2 with the Commission to register shares of the Company's common stock for sale in a public offering. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to the Company, or the Company's shares of common stock, an investor may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. An investor can review a copy of the registration statement and its exhibits and schedules at the Commission's web site, as described above. It should be noted that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT

The Company's transfer agent is National Stock Transfer, Inc., 1512 South 1100 East, Suite B, Salt Lake City, Utah 841151; telephone
(801) 485-7978, fax (801) 466-6877.  National Stock Transfer, Inc. is
registered with the Securities and Exchange Commission.


INTEREST OF NAMED EXPERTS AND COUNSEL

These experts have been retained in connection with the registration of this offering of the Company's shares of common stock. Madsen and Associates, CPA., 684 East Vine Street, #3, Murray, Utah 84107 has been engaged to provide the audited financial statements of December 31, 2005 and review the management statement of March 31, 2006 and June 30, 2006 of the Company in connection with this offering. Madsen and Associates, CPA, does not own any shares of common stock of the Company.


INVESTORS MAY ONLY RELY UPON THE INFORMATION IN THIS PROSPECTUS

Investors should rely only on the information contained in this document. The Company has not authorized anyone to provide investors with information that is different. This prospectus is not an offer to sell shares of common stock in any state where the offer or sale is not permitted.

FINANCIAL  STATEMENTS

MADSEN & ASSOCIATES, CPA's INC.
684 East Vine St, # 3
Certified Public Accountants and Business Consultants
Murray, Utah 84107

Telephone 801-268-2632
Fax 801-262-3978

Board of Directors
Jeannot's Furnishings of Florida, Inc.
Miami Beach, Florida

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Jeannot's Furnishings of Florida, Inc. (development stage company) at December 31, 2005 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004 and the period November 25, 2002 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jeannot's Furnishings of Florida, Inc. at December 31, 2005 and the results of operations, and cash flows for the years ended December 31, 2005 and 2004, and the period November 25, 2002 to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
May 19, 2006 s/Madsen & Associates, CPA's Inc.

                     JEANNOT'S FURNISHINGS OF FLORIDA, INC.
                          (Development Stage Company)
                                 BALANCE SHEET
                                December 31, 2005


ASSETS
CURRENT ASSETS

Cash                                                                       $ 240
Inventory                                                                  7,706
                                                                          ------

Total Current Assets                                                      $7,946
                                                                           =====


LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES

Note payable - related party                                              14,987
Accrued interest payable - related party                                   3,030
                                                                           -----

Total Current Liabilities                                                 18,017
                                                                          ------

STOCKHOLDERS' DEFICIENCY

Preferred stock
10,000,000 shares authorized at $.001 par value;
none outstanding

Common stock
100,000,000 shares authorized at $.001 par value;
7,650,000 shares issued and outstanding                                   7,650

Capital in excess of par value                                           18,000
Deficit accumulated during development stage                            (35,721)
                                                                        -------

Total Stockholders' Deficiency                                          (10,071)
                                                                         ------

                                                                       $  7,946


                   The accompanying notes are an integral part of these financial statements.

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
(Development Stage Company)
STATEMENT OF OPERATIONS
For the Years Ended December 31, 2005 and 2004 and the period   November 25,
2002 (date of inception) to December 31, 2005



                                         Dec 31,       Dec 31,   Nov 25, 2002
                                                                        to
                                           2005         2004     Dec 31 , 2005
                                        -------       --------   -------------

SALES                                  $  5,692        $  7,679        $ 32,393

COST OF SALES                             4,404           6,911          31,946
                                          -----           -----          ------

Gross profit                              1,288             768             447

EXPENSES
Administrative                            7,610          10,219          33,138
                                          -----         -------         -------


NET OPERATING LOSS                       (6,322)         (9,451)        (32,691)

INTEREST EXPENSE                         (1,012)           (900)         (3,030)
                                      ---------         -------        --------

NET LOSS                               $ (7,334)      $ (10,351)     $ (35,721)
                                        =======        ========        ========



NET LOSS PER COMMON
SHARE

Basic and diluted                      $      -       $       -
                                        --------       ---------



AVERAGE OUTSTANDING
    SHARES - (stated in 1,000's)

Basic                                    7,650               7,650
                                         -----              ------
Diluted                                  9,451               9,451
                                           ---------------------


                              The accompanying notes are an integral part of
these financial statements.

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
(Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Period November 25, 2002 (date of inception) to December 31, 2005



                                        Common Stock                 Excess of
                                            Shares       Amount      Par Value

Balance November 25, 2002                         - $         -  $        -$

Issuance of common stock for cash         7,500,000       7,500           -

Net operating loss for the period ended
December 31, 2002                                 -           -           -

Contributions to capital - expenses               -           -       6,000

Net operating loss for year ended
December 31, 2003                                 -           -           -

Issuance of common stock for cash           150,000         150           -

Contributions to capital - expenses               -           -       6,000

Net operating loss for the year ended
December 31, 2004                                 -           -           -

Contributions to capital - expenses               -           -       6,000

Net operating loss for the year ended
December 31, 2005                                 -          --      (7,334)



Balance December 31, 2005                 7,650,000      $ 7,650     $18,000









                                                Capital in
                                                Accumulated
                                                Deficit


Balance November 25, 2002                       $     -

Issuance of common stock for cash                     -

Net operating loss for the period ended
December 31, 2002                                  (1,631)

Contributions to capital - expenses                     -

Net operating loss for year ended
December 31, 2003                                 (16,405)

Issuance of common stock for cash                        -

Contributions to capital - expenses                      -

Net operating loss for the year ended
December 31, 2004                                  (10,351)

Contributions to capital - expenses                      -

Net operating loss for the year ended
December 31, 2005                                  (7,334)



Balance December 31, 2005                        $ (35,721)





                     The accompanying notes are an integral
part of these financial statements.

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
(Development Stage Company)
STATEMENT OF CASH FLOWS
For the Years Ended December 30, 2005 and 2004 and the Period
 November 25, 2002 (date of inception) to December 31, 2005


                                           Dec 31,      Dec 31,    Nov 25, 2002
                                            2005         2004    to Dec 31, 2005
                                          ------      ----------- --------------

CASH FLOWS FROM
OPERATING ACTIVITIES

Net income (loss)                          $ (7,334)   $ (10,351)    $ (35,721)
Adjustments to
reconcile net loss to
net cash provided by
operating activities

Changes in inventory                         (7,706)        9,500        (7,706)
Contributions to
capital - expenses                            6,000         6,000        18,000



Net Change in Cash
from Operations                              (9,040)       (5,149)      (25,427)
                                            -------      --------     ---------


CASH FLOWS FROM
INVESTING ACTIVITIES                              -             -             -
                                         ----------   -------------------------

CASH FLOWS FROM
FINANCING ACTIVITIES

Proceeds from issuance
of capital stock                                  -             -         7,650
Changes in loans and accrued
interest from related party                   2,412        18,449        18,017
                                             ------        ------       -------
                                              2,412        18,449        25,667
                                              -----        ------        ------


Net Increase (Decrease) in Cash              (6,628)      (13,300)          240

Cash at Beginning of Period                   6,868        20,168             -
                                            -------     --------- -------------

Cash at End of Period                      $    240      $  6,868      $    240
                                              =====       =======         =====




                 The accompanying notes are an integral part of these financial statements.

JEANNOT'S FURNISHINGS OF FLORIDA,  INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005


1. ORGANIZATION

The Company was organized in the state of Florida on November 25, 2002, as Patio-Bahia, Inc. and on December 29, 2004, changed its name to Jeannots' Furnishings of Florida, Inc.

The Company was incorporated with authorized 7,500 shares of common stock with par value of $1.00. On December 29, 2004, the Company increased its authorized common stock to 100,000,000 shares at a par value of $.001 and 10,000,000 shares of preferred stock at a par value of $.001. On December 30, 2004, the Company completed a forward stock split of its issued common shares of 1000 shares for each outstanding share. This report has been prepared showing post split shares with a par value of $.001 from inception.

There are no preferred shares outstanding and therefore, their terms have not yet been determined by the board of directors.

The Company is engaged in the design of furniture and the wholesale and retail sales of its custom made, outdoor patio and yacht furniture designs made exclusively from Brazilian hardwoods. The Company sub-contracts the manufacturing to custom furniture makers in Brazil. Product distribution is direct to interior designers and other retail outlets and also sells through direct advertising and directly over its website: www.jeannotsfurnishings.com

The Company is in the development stage.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
The Company has not adopted a policy regarding payment of dividends.

Financial Instruments
The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Revenue Recognition
Revenue is recognized as income on the sale and delivery of a product or the completion of services provided.

Advertising and Market Development
The company expenses advertising and market development costs as incurred.

Inventory
Inventory consists of furniture and accessories for sale to customers and is stated at the lower of cost or market, using the first in first out method.

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2005


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2005 the Company had a net operating loss available for carry forward of $35,721. The income tax benefit of approximately $10,700 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not started full operations. The net operating loss expires starting in 2022 through 2026.

Basic and Diluted Net Income (Loss) Per Share
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any preferred share or common share rights unless the exercise becomes anti dilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial and Concentrations Risk
The Company does not have any concentration or related financial credit risk.

Recent Accounting Pronouncements
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

JEANNOT'S FURNISHINGS OF FLORIDA,  INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2005


3.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer - directors have acquired all of the outstanding common stock of the Company and have made contributions to capital by the payment of expenses as outlined in the Statement of Changes in Stockholders' Equity.

An affiliate of the Company (by common officers) has a 6% interest bearing, demand note due it with a remaining balance of $14,987, and accrued interest of $3,030. The terms of the note includes conversion rights to convert to 1,801,700 of common shares at the option of the note holder.

4.  CAPITAL STOCK

During 2002 the Company issued 7,500,000 post split common shares to an officer
- director and founder of the Company for cash.

During 2003 the Company issued 150,000 post split common shares   to an officer
 director of the Company for cash.

5.  GOING CONCERN

The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from an officer and others, and equity funding, which will enable the Company to conduct operations for the coming year.

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
(Development Stage Company)
BALANCE SHEET
U.S. Dollars
                                                           June 30   December 31
                                                            2006          2005
                                                           Unaudited
ASSETS
Current
Cash                                                       $    -      $    240
Inventory and work in progress                              7,706         7,706
                                                            -----         -----


Total Current Assets                                     $  7,706      $  7,946
                                                            -----         -----



LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Note payable - related party                               14,837      $ 14,987
Accrued interest payable - related party                    3,475         3,030
                                                            -----         -----


Total Current Liabilities                                  18,312        18,017
                                                           ------        ------


STOCKHOLDERS' EQUITY
Common Stock
Authorized
100,000,000 shares of common stock with a par
value of $0.001 each
10,000,000 shares of preferred stock with a par
value of $0.001 each
Issued and outstanding
7,650,000 shares of common stock                            7,650         7,650
(7,650,000 December 31, 2005)

Additional Paid in Capital                                 21,000        18,000

Deficit accumulated during development stage              (39,256)      (35,721)
                                                           ------        ------

Total Stockholders' Equity (Deficit)                      (10,606)      (10,071)
                                                           ------        ------

Total Liabilities and Stockholders' Equity               $  7,706      $  7,946
                                                            -----         -----


The accompanying notes are an integral part of the financial statements

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
(Development Stage Company)
Statements of Operations
For the six month periods ended June 30, 2006 and 2005 and the period
November 25, 2002 (date of inception) to June 30, 2006
Unaudited
U.S. Dollars
                                              Six Months to:
                                        June 30,       June 30,  Nov 25, 2002 to
                                         2006           2005      June 30, 2006


SALES                                   $     -        $  3,840        $ 32,393

COST OF SALES                                 -           3,455          31,946
                                          -----           -----          ------

Gross profit                                  -             385             447

EXPENSES
Administrative                            3,090           5,109          36,228
                                          -----           -----          ------


NET OPERATING LOSS                       (3,090)         (4,724)        (35,781)

INTEREST EXPENSE                           (445)           (450)         (3,475)
                                            ---             ---           -----

NET LOSS                               $ (3,535)       $ (5,174)       $(39,256)
                                          =====           =====          ======



NET LOSS PER COMMON
SHARE

Basic and diluted                      $      -       $       -
                                        --------       ---------



AVERAGE OUTSTANDING
    SHARES - (stated in 1,000's)

     Basic                 7,650     7,650
                           -----     -----
     Diluted               9,451     9,451
                           -----     -----


The accompanying notes are an integral part of these financial statements.

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
(Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Period November 25, 2002 (date of inception) to June 30, 2006
Unaudited
U.S. Dollars

                                              Common Stock         Excess of
                                              Shares    Amount     Par Value

Balance November 25, 2002                       -      $    -     $     -

Issuance of common stock for cash       7,500,000       7,500           -

Net operating loss for the period
ended December 31, 2002                         -           -           -

Contributions to capital - expenses             -           -       6,000

Net operating loss for the year
ended December 31, 2003                         -           -           -

Issuance of common stock for cash         150,000         150           -

Contributions to capital - expenses             -           -       6,000

Net operating loss for the year
ended December 31, 2004                         -           -           -

Contributions to capital for expenses           -           -       6,000

Net operating loss for the year
ended December 31, 2005                         -           -           -

Contributions to capital for expenses           -           -       3,000

Net operating loss for the six months
ended June 30, 2006                             -           -           -

Balance June 30, 2006                   7,650,000   $   7,650   $  21,000
                                        =========       =====      ======




                                        Accumulated
                                        deficit

Balance November 25, 2002              $       -

Issuance of common stock for cash              -

Net operating loss for the period
ended December 31, 2002                   (1,631)

Contributions to capital - expenses            -

Net operating loss for the year
ended December 31, 2003                  (16,405)

Issuance of common stock for cash              -

Contributions to capital - expenses            -

Net operating loss for the year
ended December 31, 2004                  (10,351)

Contributions to capital for expenses          -

Net operating loss for the year
ended December 31, 2005                   (7,334)

Contributions to capital for expenses          -

Net operating loss for the six months
ended June 30, 2006                       (3,535)

Balance June 30, 2006                   $(39,256)






The accompanying notes are an integral part of these financial statements.

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
(Development Stage Company)
STATEMENT OF CASH FLOWS
For the six month periods ended June 30, 2006 and 2005 and the period November 25, 2002 (date of inception) to June 30, 2006
Unaudited
U.S. Dollars

                                              June 30,  June 30,   Nov 25, 2002
                                               2006      2005    to June 30,2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)                            $ (3,535)    $ (5,174)    $(39,256)
Adjustments to reconcile
net loss to
net cash provided by
operating activities:
Changes in inventory                                -            -       (7,706)

Contributions to capital
for expenses                                    3,000        3,000       21,000
                                                -----        -----       ------

Net Change in Cash
from Operations                                  (535)      (5,149)     (25,962)
                                                  ---        -----       ------


CASH FLOWS FROM
INVESTING ACTIVITIES                                -            -            -
                                                -----        -----      -------

CASH FLOWS FROM
FINANCING ACTIVITIES

Proceeds from issuance
of capital stock                                    -            -        7,650
Changes in loans and accrued
interest from related party                       535        5,149       18,312
                                                  ---        -----       ------

                                                  535        5,149       25,962
                                                  ---        -----       ------


Net Increase (Decrease)
in Cash                                             -            -            -

Cash at Beginning of Period                       240            -            -
                                                 ----        -----      -------

Cash at End of Period                        $      -     $      -     $      -
                                                 ====        =====       ======





The accompanying notes are an integral part of these financial statements.

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2006

1.       ORGANIZATION

The Company was organized in the state of Florida on November 25, 2002, as Patio-Bahia, Inc. and on December 29, 2004, changed its name to Jeannots' Furnishings of Florida, Inc.

The Company was incorporated with authorized 7,500 shares of common stock with par value of $1.00. On December 29, 2004, the Company increased its authorized common stock to 100,000,000 shares at a par value of $.001 and 10,000,000 shares of preferred stock at a par value of $.001. On December 30, 2004, the Company completed a forward stock split of its issued common shares of 1000 shares for each outstanding share. This report has been prepared showing post split shares with a par value of $.001 from inception.

There are no preferred shares outstanding and therefore their terms have not yet been determined by the board of directors.

The Company is engaged in the design of furniture and the wholesale and retail sales of its custom made, outdoor patio and yacht furniture designs made exclusively from Brazilian hardwoods. The Company sub-contracts the manufacturing to custom furniture makers in Brazil. Product distribution is direct to interior designers and other retail outlets and also sells through direct advertising and directly over its website: www.jeannotsfurnishings.com

The Company is in the development stage.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
The Company has not adopted a policy regarding payment of dividends.

Financial Instruments
The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Revenue Recognition
Revenue is recognized as income on the sale and delivery of a product or the completion of services provided.

Advertising and Market Development
The company expenses advertising and market development costs as incurred.

Inventory
Inventory consists of furniture and accessories for sale to customers and is stated at the lower of cost or market, using the first in first out method.

Financial and Concentrations Risk
The Company does not have any concentration or related financial credit risk.

Recent Accounting Pronouncements
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

JEANNOT'S FURNISHINGS OF FLORIDA, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
June 30, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2005 the Company had a net operating loss available for carry forward of $35,721. The income tax benefit of approximately $10,700 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not started full operations. The net operating loss expires starting in 2022 through 2026.

Basic and Diluted Net Income (Loss) Per Share
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any preferred share or common share rights unless the exercise becomes anti dilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.  CAPITAL STOCK

During 2002 the Company issued 7,500,000 post split common shares to an
officer - director and founder   of the Company for cash.

During 2003 the Company issued 150,000 post split common shares   to an
officer - director of the Company for cash.

64

JEANNOT'S FURNISHINGS OF FLORIDA,  INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
June 30, 2006

4.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer - directors have acquired all of the outstanding common stock of the Company and have made contributions to capital by the payment of expenses as outlined in the Statement of Changes in Stockholders' Equity.

An affiliate of the Company (by common officers) has a 6% interest bearing, demand note due it with a remaining balance of $14,837 and accrued interest of $3,475. The terms of the note includes conversion rights to convert to 1,831,200 of common shares at the option of the note holder.

5.  GOING CONCERN

These unaudited interim financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information, are condensed and do not include all disclosures required for annual financial statements.

In the opinion of the Company's management, this interim financial information reflects all adjustments necessary to present fairly the Company's financial position at June 30, 2006 and the results of operations and the cash flows for the six months then ended.

The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the entire fiscal year.

The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from an officer and others, and equity funding, which will enable the Company to conduct operations for the coming year.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees and Agents.

The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by the State of Florida law. Florida law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Florida corporation law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Nevada General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee                                              $   107
Print expenses                                                           $ 1,250
Legal fees and expenses                                                  $ 5,000
Accounting fees and expenses                                             $ 7,000
Transfer agent's fee and expenses                                        $   500
Miscellaneous (Estimate)                                                 $ 1,143
                                                                        --------
Total                                                                    $15,000
                                                  ------------------------------

Item 26. Recent Sales of Unregistered Securities.

 In November 2002, 7,500,000 shares of common stock were issued to Jeannot McCarthy for the business plan of Jeannot's Furnishings of Florida, Inc.

In April 2005, 100,000 shares of common stock were issued to Jeannot Mc Carthy for officers and directors services to the end of December 31, 2005

In April 2005, 50,000 shares of common stock were issued to Zlatuse Jerabkova for officers and directors services to the end of December 31, 2005

For all of the above issuances, the Company relied upon Section 4(2) of the Act. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering; (ii) the offers and sales were made in compliance with Rules 501 and 502; (iii) the securities were subject to Rule 144 limitation on resale; (iv) the limited number of offerees; (v) the manner in which it was issued; (vi) the relationship of the shareholder to the Issuer; (vii) the amount of shares issued; and (viii) each of the parties is a sophisticated purchaser and had full access to the information of the Company necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Item 27. Exhibits.

(a) Exhibits:
The following exhibits are filed as part of this registration statement:
           Exhibit         Description
         -------            -----------

         3.1* Articles of Incorporation of Jeannot's Furnishings of Florida, Inc.
         3.2               By-laws of Jeannot's Furnishings of Florida, Inc.
         3.3* Certificate of Amendment to the Articles of Incorporation
         4.2               Stock Subscription Agreement
         5.1               Opinion of Legal Counsel
         23.1              Consent of Auditor



                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
       (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                             Title                           Date
------------                           -----                           ----

/s/ Jeannot McCarthy            President/Board Chairman      September 26, 2006
Jeannot McCarthy                Chief Accountant, Accounting Officer,
                                CFO, CEO
---------------------------

/s/ Ms. Zlatuse Jerobkova       Secretary/Director            September 26, 2006
Zlatuse Jerobkova